As filed with the Securities and Exchange Commission on May 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1715807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

175 Toyota Plaza

7th Floor

Memphis, TN 38103

(901) 523-9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARC S. HANOVER

CHIEF EXECUTIVE OFFICER

GTx, Inc.

175 Toyota Plaza

7th Floor

Memphis, TN 38103

(901) 523-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry P. Doggrell Vice President, Chief Legal Officer and Secretary GTx, Inc. 175 Toyota Plaza 7th Floor Memphis, TN 38103 (901) 523-9700	Chadwick Mills Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 (650) 843-5654

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Common Stock, par value $0.001 per share		(2)		(2)		(2)	—
Warrants		(2)		(2)		(2)	—
Total		(2)			$150,000,000		$19,320	(3)

(1)             Calculated pursuant to Rule 457(o) under the Securities Act.

(2)             There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of shares of common stock issuable upon exercise of any such warrants as shall have an aggregate initial offering price not to exceed $150,000,000. The common stock and warrants to purchase common stock registered hereunder may be sold separately or in combination. The proposed maximum offering price per class of security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)             Securities having an aggregate offering price of $47,640,750 registered under a registration statement on Form S-3 (File No. 333-174396) initially filed by the Registrant on May 20, 2011, remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $5,531.09 associated with the Unsold Securities is offset against the total registration fee of $19,320 due in connection with this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2014

PROSPECTUS

$150,000,000

Common Stock

Warrants

From time to time, we may offer up to $150,000,000 of shares of our common stock and warrants to purchase our common stock, either individually or in combination. We may also offer common stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you buy any of the securities being offered.

Our common stock is listed on The NASDAQ Global Market under the trading symbol “GTXI.” On May 9, 2014, the last reported sale price of our common stock was $1.38 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of May 8, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $46,645,849, based on 75,161,437 shares of outstanding common stock, of which approximately 35,607,518 shares were held by non-affiliates, and a price of $1.31 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on May 8, 2014. As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May    , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, in one or more offerings, any combination of the securities described in this prospectus for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “GTx,” “the company,” “we,” “us,” “our” or similar references mean GTx, Inc.

GTx, Inc.

We are a biopharmaceutical company dedicated to the discovery, development and commercialization of small molecules for the treatment of cancer, including treatments for prostate and breast cancer, cancer supportive care, including prevention and treatment of cancer-related muscle wasting or cachexia, and other serious medical conditions.

We are developing selective androgen receptor modulators, or SARMs, a new class of drugs with the potential to prevent and treat muscle wasting in patients with cancer and other musculoskeletal wasting or muscle loss conditions, including chronic sarcopenia (age related muscle loss), as well as the potential to be used as a hormonal therapy for the treatment of metastatic breast cancer.  Our lead SARM product candidate is enobosarm (GTx-024). Enobosarm is the generic name given to the compound by the USAN Council and the World Health Organization and is the first compound to receive the SARM stem in its name, recognizing enobosarm as the first in this new class of compounds.

Additionally, we are developing GTx-758 (Capesaris®), an oral nonsteroidal selective estrogen receptor alpha agonist, for secondary hormonal therapy in men with metastatic and nonmetastatic castration resistant prostate cancer, and, potentially, as a secondary hormonal treatment for advanced prostate cancer used in combination with androgen deprivation therapy.

We were originally incorporated under the name Genotherapeutics, Inc. in Tennessee in September 1997. We changed our name to GTx, Inc. in 2001, and we reincorporated in Delaware in 2003. Our principal executive office is located at 175 Toyota Plaza, 7th Floor, Memphis, TN 38103, and our telephone number is (901) 523-9700. Our website address is www.gtxinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

The Securities We May Offer

We may offer shares of our common stock and warrants to purchase our common stock, either individually or in combination, with a total value of up to $150,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including the aggregate offering price.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through underwriters or agents, we will include in the applicable prospectus supplement:

•                  the names of those underwriters or agents;

•                  applicable fees, discounts and commissions to be paid to them;

•                  details regarding over-allotment options, if any; and

•                  the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Warrants. We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. A form of warrant agreement and warrant certificate containing the terms of the warrants that may be offered has been filed as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including, without limitation, any statements relating to:

•                  the implementation of our business strategies, including our ability to preserve or realize any significant value from our enobosarm (GTx-024) and GTx-758 (Capesaris®) programs;

•                  the therapeutic and commercial potential of our product candidates;

•                  the timing of regulatory discussions and submissions, and the anticipated timing, scope and outcome of related regulatory actions or guidance;

•                  our ability to establish and maintain potential new collaborative, partnering or other strategic arrangements for the development and commercialization of our product candidates;

•                  the anticipated progress of our clinical programs, including whether our ongoing clinical trials will achieve clinically relevant results;

•                  the timing, scope and anticipated initiation, enrollment and completion of our ongoing and planned clinical trials and any other future clinical trials that we may conduct;

•                  our ability to obtain and maintain regulatory approvals of our product candidates and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•                  our ability to market, commercialize and achieve market acceptance for our product candidates;

•                  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•                  our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•                  our projected financial performance; and

•                  our intended use of the net proceeds from offerings of our securities under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectuses we authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we authorize for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently anticipate using the net proceeds from the sale of securities under this prospectus, if any, for clinical development and other research and development activities and for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of the securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of May 8, 2014, there were 75,161,437 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws, the applicable provisions of the Delaware General Corporation Law and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation and bylaws, the Delaware General Corporation Law and such agreements. For information on how to obtain copies of our certificate of incorporation, bylaws and such agreements, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in control of GTx or making removal of management more difficult, and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

In March 2014, we completed a private placement of 11,976,048 shares of our common stock and warrants to purchase 10,179,642 shares of our common stock.  Pursuant to the terms of a registration rights agreement we entered into in connection with the private placement, we agreed to file a registration statement under the Securities Act registering the resale of the 11,976,048 shares of common stock we issued to the investors in the private placement, which include J.R. Hyde, III, our largest stockholder, as well as the 10,179,642 shares of common stock underlying the warrants we issued to those investors.  In addition, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the investors in the private placement are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration.  Moreover, J.R. Hyde, III and certain of his affiliates, have rights under a separate registration rights agreement with us to require us to file resale registration statements covering an additional 7,852,979 shares of common stock held in the aggregate or to include these shares in registration statements that we may file for ourselves or other stockholders. If Mr. Hyde or his affiliates or any of our other significant stockholders, including the other investor in our March 2014 private placement, were to sell large blocks of shares in a short period of time, the market price of our common stock could drop substantially.  The foregoing registration rights do not apply or have been waived with respect to the registration statement of which this prospectus is a part, and no shares held by or issuable to the foregoing persons are registered for resale hereunder.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•                  prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•                  the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Charter Documents. Our certificate of incorporation and bylaws provide that our board of directors be divided into three classes of directors, as nearly equal in number as possible, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us since the classification of the board of directors generally increases the difficulty of replacing a majority of directors. In addition, our certificate of incorporation and bylaws:

•                  provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•                  establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at a stockholder meeting;

•                  provide that the authorized number of directors may be changed only by resolution of the board of directors; and

•                  provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote is required to amend a corporation’s bylaws, unless a corporation’s certificate of incorporation requires a greater percentage or also confers the power upon the corporation’s directors. Our bylaws may be amended or repealed by:

•                  the affirmative vote of a majority of our directors then in office; or

•                  the affirmative vote of the holders of at least 66-2/3% of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors.

The provisions described in the preceding paragraph that are included in our certificate of incorporation may only be amended or repealed by the affirmative vote of a majority of our directors and the affirmative vote of the holders of at least 66-2/3% of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors.

These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed a form of warrant agreement and warrant certificate containing the terms of the warrants that may be offered as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

The warrants may be issued independently or together with any common stock, and the warrants may be attached to or separate from the common stock. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as shall be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the particular series of warrants being offered, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the number of warrants issued with each share of common stock;

•                  if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•                  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrants may be modified;

•                  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any. Accordingly, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notices as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. The warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

Outstanding Warrants

As of May 8, 2014, we had outstanding warrants to purchase an aggregate of 10,179,642 shares of our common stock. These warrants, which have a one year term expiring on March 6, 2015, have a per share exercise price of $1.67 that is payable only in cash.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•                  the name or names of any underwriters or agents, if any;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, including in “at-the-market” offerings or otherwise. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including GTx. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.gtxinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-50549):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 12, 2014;

•                  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on March 24, 2014;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 12, 2014;

•                  our Current Reports on Form 8-K, filed with the SEC on January 29, 2014, March 4, 2014 (except for the information furnished under Item 2.02 thereof and the accompanying exhibit 99.1), March 6, 2014, April 4, 2014, April 15, 2014 and May 9, 2014; and

•                  the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 13, 2004, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to GTx, Inc., Attention: Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, TN 38103. Our phone number is (901) 523-9700.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.                          Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$19,320
NASDAQ Global Market listing fee	65,000
FINRA filing fee (if applicable)	23,000
Accounting fees and expenses	175,000
Legal fees and expenses	250,000
Transfer agent and registrar fees and expenses	5,000
Printing and miscellaneous fees and expenses	30,000

Total	$567,320

Item 15.                          Indemnification of Directors and Officers

The registrant’s certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•                  any breach of the director’s duty of loyalty to the registrant or its stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•                  any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•                  any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate the registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s bylaws require the registrant to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware law. The registrant may expand the extent of such indemnification by individual contracts with the registrant’s directors and executive officers. Further, the registrant may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against the registrant or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by the registrant’s board of directors.

The registrant has entered into indemnity agreements with each of its current directors and its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The registrant has the power to indemnify its other officers, employees and other agents, as permitted by Delaware law, but the registrant is not required to do so.

The registrant has a directors’ and officers’ insurance and registrant reimbursement policy. The policy insures the registrant’s directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to any offerings pursuant to this registration statement.

The underwriting agreement that the registrant may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and the registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.                          Exhibits

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of GTx, Inc.(1)
3.2	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.(2)
3.3	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.(3)
3.4	Amended and Restated Bylaws of GTx, Inc.(4)
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4
4.2	Specimen of Common Stock Certificate(5)
4.3	Amended and Restated Registration Rights Agreement between Registrant and J. R. Hyde, III dated August 7, 2003(6)
4.4	Consent, Waiver and Amendment between Registrant and J. R. Hyde, III and Pittco Associates, L.P. dated December 3, 2007(7)
4.5	Waiver and Amendment Agreement among Registrant, J.R. Hyde, III and Pittco Associates, L.P. dated March 6, 2014(8)
4.6	Registration Rights Agreement among Registrant, J.R. Hyde, III and The Pyramid Peak Foundation, dated March 6, 2014(8)
4.7+	Form of Common Stock Warrant Agreement and Warrant Certificate
5.1+	Opinion of Cooley LLP
23.1+	Consent of Independent Registered Public Accounting Firm
23.2+	Consent of Cooley LLP (included in Exhibit 5.1)
24.1+	Power of Attorney is contained on the signature pages

*                 To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

+                 Filed herewith.

(1)        Filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-3 (File No. 333-127175), filed with the SEC on August 4, 2005, and incorporated herein by reference.

(2)         Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-50549), filed with the SEC on May 6, 2011, and incorporated herein by reference.

(3)         Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-50549), filed with the SEC on May 9, 2014, and incorporated herein by reference.

(4)         Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50549), filed with the SEC on July 26, 2007, and incorporated herein by reference.

(5)         Filed as the like numbered Exhibit to the Registrant’s registration statement on Form S-1/A (File No. 333-109700), filed with the SEC on December 22, 2003, and incorporated herein by reference.

(6)         Filed as Exhibit 4.4 to the Registrant’s registration statement on Form S-1 (File No. 333-109700), filed with the SEC on October 15, 2003, and incorporated herein by reference.

(7)         Filed as Exhibit 4.6 to the Registrant’s registration statement on Form S-3 (File No. 333-148321), filed with the SEC on December 26, 2007, and incorporated herein by reference.

(8)         Filed as the like numbered Exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-50549), filed with the SEC on March 12, 2014, and incorporated herein by reference.

Item 17.                          Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 12, 2014.

GTX, INC.

By:	/s/ MARC S. HANOVER
Marc S. Hanover
President, Chief Operating Officer and Interim Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc S. Hanover, Henry P. Doggrell and Jason T. Shackelford, and each of them severally, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and/or directors to enable GTx, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MARC S. HANOVER	President, Chief Operating Officer and Interim	May 12, 2014
Marc S. Hanover	Chief Executive Officer, and Director
(Principal Executive Officer)

/s/ JASON T. SHACKELFORD	Corporate Controller, Director of Accounting and	May 12, 2014
Jason T. Shackelford	Acting Principal Financial and Accounting Officer
(Principal Financial and Accounting Officer)

/s/ J.R. HYDE, III	Chairman of the Board of Directors	May 12, 2014
J.R. Hyde, III

/s/ MICHAEL G. CARTER	Director	May 12, 2014
Michael G. Carter, M.D.

/s/ BARRINGTON J.A. FURR	Director	May 12, 2014
Barrington J.A. Furr, Ph.D.

/s/ J. KENNETH GLASS	Director	May 12, 2014
J. Kenneth Glass

/s/ KENNETH S. ROBINSON	Director	May 12, 2014
Kenneth S. Robinson, M.D., M.Div.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of GTx, Inc.(1)
3.2	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.(2)
3.3	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.(3)
3.4	Amended and Restated Bylaws of GTx, Inc.(4)
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4
4.2	Specimen of Common Stock Certificate(5)
4.3	Amended and Restated Registration Rights Agreement between Registrant and J. R. Hyde, III dated August 7, 2003(6)
4.4	Consent, Waiver and Amendment between Registrant and J. R. Hyde, III and Pittco Associates, L.P. dated December 3, 2007(7)
4.5	Waiver and Amendment Agreement among Registrant, J.R. Hyde, III and Pittco Associates, L.P. dated March 6, 2014(8)
4.6	Registration Rights Agreement among Registrant, J.R. Hyde, III and The Pyramid Peak Foundation, dated March 6, 2014(8)
4.7+	Form of Common Stock Warrant Agreement and Warrant Certificate
5.1+	Opinion of Cooley LLP
23.1+	Consent of Independent Registered Public Accounting Firm
23.2+	Consent of Cooley LLP (included in Exhibit 5.1)
24.1+	Power of Attorney is contained on the signature pages

*                 To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

+                 Filed herewith.

(1)         Filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-3 (File No. 333-127175), filed with the SEC on August 4, 2005, and incorporated herein by reference.

(2)         Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-50549), filed with the SEC on May 6, 2011, and incorporated herein by reference.

(3)         Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-50549), filed with the SEC on May 9, 2014, and incorporated herein by reference.

(4)         Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50549), filed with the SEC on July 26, 2007, and incorporated herein by reference.

(5)         Filed as the like numbered Exhibit to the Registrant’s registration statement on Form S-1/A (File No. 333-109700), filed with the SEC on December 22, 2003, and incorporated herein by reference.

(6)         Filed as Exhibit 4.4 to the Registrant’s registration statement on Form S-1 (File No. 333-109700), filed with the SEC on October 15, 2003, and incorporated herein by reference.

(7)         Filed as Exhibit 4.6 to the Registrant’s registration statement on Form S-3 (File No. 333-148321), filed with the SEC on December 26, 2007, and incorporated herein by reference.

(8)         Filed as the like numbered Exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-50549), filed with the SEC on March 12, 2014, and incorporated herein by reference.